LEASE

JAMISON CALIFORNIA MARKET CENTER, L.P.,
A Delaware Limited Partnership
as Landlord,

and

MYNK CORPORATION
A California Corporation
as Tenant

SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Lease (this Summary and the Lease to be known collectively as the "Lease") which pertains to the California Market Center (the "Building") which is located at 110 East Ninth Street, Los Angeles, California and which consists of the "A", "B" and "C" buildings. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

	TERMS OF LEASE (References are to the Lease)	DESCRIPTION
1.	Date:	**September 18, 2007**
2.	Landlord:	**Jamison California Market Center, L.P.** **A Delaware Limited Partnership**
3.	Address of Landlord (Article 29.12):	**110 East Ninth Street, Suite A727** **Los Angeles, California 90079-2827** **Attention: General Manager**
4.	Tenant	
4.1	Tenant:	**Mynk Corporation** **A California Corporation**
4.2	Tenant's Trade Name: (Article 5)	**Mynk**
5.	Address of Tenant (Section 29.12):	**5608 S. Soto Street, #102** **Huntington Park, CA 90255** **Attn: Celso Ong**
6.	Premises (Article 1):	**Approximately 499 rentable square feet of space located on the 8th Floor in Building A, known as Suite(s) A0823.**
7.	Term (Article 2).	
7.1	Lease Term:	**3 years**
7.2	Lease Commencement Date	**October 1, 2007**
7.3	Lease Expiration Date	**September 30, 2010**

8. Base Rent (Article 3):

(a) **$ 1,122.75 a month for the period commencing October 1, 2007 and ending September 30, 2008.**

(b) **$ 1,178.89 a month for the period commencing October 1, 2008 and ending September 30, 2009.**

(c) **$ 1,237.83 a month for the period commencing October 1, 2009 and ending September 30, 2010.**

9.	Direct Expenses:	**Eight cents ($.08 per rentable square foot) per month for the period October 1, 2007 through and including September 30, 2008.** **Nine cents ($.09 per rentable square foot) per month for the period October 1, 2008 through and including September 30, 2009.** **Ten cents ($.10 per rentable square foot) per month for the period October 1, 2009 through and including September 30, 2010.** **Upon expiration of the initial lease term the direct expenses shall be calculated at the current prevailing rate.**
10.	Use (Article 5):	**The display and sale at wholesale to retail merchants of the following type or types of merchandise only: Junior's**
11.	Security Deposit (Article 21):	**$ 2,476.00**

TABLE OF CONTENTS

INDEX OF CERTAIN DEFINED TERMS

PAGE

LEASE

This Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between JAMISON CALIFORNIA MARKET CENTER, L.P., A Delaware Limited Partnership ("Landlord"), and MYNK CORPORATION, A California Corporation ("Tenant").

1. REAL PROPERTY, BUILDING AND PREMISES

Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "Premises"), which Premises are a part of the building (the "Building") located at 110 East Ninth Street, Los Angeles, California and known as the "California Market Center". The Building, the land and other improvements surrounding the Building which are designated from time to time by Landlord as "Common Areas," as that term is defined below, appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Real Property." Tenant shall have the non-exclusive right to use and enjoy in common with other tenants in the Building those portions of the Real Property which are provided for use in common by Tenant and any other tenants of the Real Property (the "Common Areas"). Subject to Landlord's reasonable access control procedures, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Article 2 of this Lease. Landlord and Tenant agree that Landlord's determination, as may be made from time to time, of the rentable square footage of the Premises shall be final, binding and conclusive.

2. LEASE TERM; COMMENCEMENT

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless sooner terminated as hereinafter provided. The failure of Landlord to deliver possession of the Premises on or before the Lease Commencement Date shall not give rise to any claim for damages by Tenant or permit Tenant to rescind or to terminate this Lease; provided, however, that in the event Landlord fails to deliver possession of the Premises within eighteen (18) months following the Lease Commencement Date, then either Landlord or Tenant may terminate this Lease by written notice to the other. In the event that Tenant occupies or accepts delivery of possession of the Premises prior to the Lease Commencement Date, such occupancy shall be subject to all of the provisions of this Lease. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term.

2.2 Commencement of Business. Tenant agrees to open for business in the Premises promptly following delivery of possession of the Premises to Tenant and Tenant acknowledges that its undertaking to open promptly for business in the Premises is a material inducement to Landlord to enter into this Lease. In the event that Tenant fails to open for business, with all of Tenant's initial improvements to the Premises, if any, completed in accordance with this Lease, within thirty (30) days following the later of (i) the delivery of possession of the Premises to Tenant, or (ii) the Lease Commencement Date, Landlord shall have, in addition to all other remedies provided at law or in equity, or hereinafter provided in this Lease, the right to immediately cancel and terminate this Lease. In the event that Landlord does not exercise its right to terminate, then for the period commencing on the thirtieth (30th) day after the later of (i) the delivery of possession of the Premises to Tenant, or (ii) the Lease Commencement Date and extending to the date on which Tenant opens for business, as liquidated damages to Landlord the Base Rent, as that term is defined in Article 3 below, shall be increased to an amount equal to 125% of the Base Rent that would otherwise be due. Landlord and Tenant agree that such liquidated damages represent a reasonable sum considering all of the circumstances existing on the date of this Lease, including the relationship of such sum to the range of harm to Landlord that could reasonably be anticipated to result from Tenant's failure to open for business and the anticipation that proof of actual damages would be costly or inconvenient.

3. BASE RENT

Tenant shall pay, without notice or demand, except as otherwise set forth in this Lease, to Landlord at its office in the Building, in lawful money of the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each month during the Lease Term, without any setoff or deduction whatsoever. If the Lease Commencement Date falls on a day other than the first day of a month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. At the time of Tenant's execution of this Lease Tenant shall pay to Landlord the first monthly installment of Base Rent which is payable by Tenant hereunder. In the event Landlord notifies Tenant at any time during the Lease Term that the rentable square footage of the Premises is more or less than the rentable square footage set forth in Section 6 of the Summary, then commencing with the first day of the calendar month following the giving of such notice by Landlord, the Monthly Base Rent payable by Tenant during the balance of the Lease Term shall be recomputed (and increased or decreased, as the case may be) by dividing the Monthly Base Rent provided in Section 8 of the Summary by the rentable square footage of the Premises as set forth in Section 6 of the Summary and multiplying the quotient by the

number of rentable square feet in the Premises specified in said notice from Landlord. The amount of Direct Expenses set forth in Section 9.1 of the Summary shall also be adjusted accordingly.

4. ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay to Landlord as additional rent on a monthly basis on the first day of each month during the term of this Lease the fixed sum set forth in Section 9.1 of the Summary for Direct Expenses as that term is defined in Section 4.2.1 below. Such additional rent, together with any and all other amounts in addition to Base Rent payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent."

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

4.2.2 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property or any portion thereof.

4.2.3 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, special assessment district payments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building, business license fees, business taxes), which Landlord shall pay because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein.

5. USE OF PREMISES

5.1 Conduct of Business.

5.1.1 Use, Merchandise and Trade Name. Tenant shall use the Premises only for the purpose as set forth in Section 10 of the Summary (the "Permitted Use") and only under the trade name specified in Section 4.2 of the Summary and for no other use or purpose and under no other trade name, unless first approved in writing by Landlord. There shall be no display or sale of any type of merchandise not specifically identified in Section 10 of the Summary. Landlord's determination for which items are included in the type(s) of merchandise identified in Section 10 of the Summary, and whether any specific item of merchandise is of the type(s) identified in said Section 10, shall be conclusive and binding. Landlord shall have the right to approve any and all product lines and all merchandise displayed or offered for sale within the Premises for the purpose of assuring that same are consistent with the foregoing and with the image Landlord elects to be projected in and about the Premises. In the event Tenant at any time fails to fully comply with the provisions of this Section 5.1.1, Landlord shall have the right, in addition to all other rights and remedies provided at law or in equity or provided in this Lease, to require Tenant to relocate to another space in the Building, in which event all terms of this Lease shall apply to the new space as though such new space were originally described herein as the Premises. Tenant shall vacate the Premises and move its effects to the new space at Landlord's sole cost and expense within thirty (30) days following written notice from Landlord of Landlord's election to require Tenant to relocate, which notice shall identify the new premises. Simultaneously with such relocation by Tenant, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises. In the event Tenant does not vacate the Premises, relocate to such new space and open for business in such new space within thirty (30) days following the written notice from Landlord described in this Section, Tenant shall be in material default of its obligations hereunder and Landlord shall have the right, in addition to any and all rights and remedies available to Landlord, to cancel and terminate this Lease upon the delivery of written notice of such cancellation to Tenant.

5.1.2 No Retail Sales. There shall be no cash or carry or retail sales in or from the Premises and there shall be no sample sales, nor sale of samples, nor shall any stock in the Premises be offered for sale as samples except as may be specifically permitted and in accordance with Landlord's Rules and Regulations attached hereto as Exhibit "B" and Landlord Sample Sales Policy attached hereto as Exhibit "C," which Rules and Regulations and Sample Sales Policy may be revised by Landlord at any time and from time to time in Landlord's sole discretion. Tenant acknowledges that the Base Rent payable hereunder was determined in part by the restrictions on Tenant's use of the Premises set forth in this Article. In the event that any cash and carry or retail sales occur on or from the Premises or in the event any sale of samples or stock occurs other than as may be permitted by and in strict accordance with the provisions of Exhibit "C" hereto, then in addition to all other remedies available to Landlord at law or in equity, the Base Rent payable hereunder shall from the date of any such occurrence for the balance of the Lease Term be automatically increased to one hundred fifty percent (150%) of the Base Rent which would otherwise be due pursuant to Section 8 of the Summary.

5.1.3 Stock Storage. All stock must be stored and kept from public and customer view. Tenant, at its own expense, will construct a suitable room or partitioned area for this purpose, subject to Landlord's approval and to the other terms and conditions of the lease. Such room or partition must be of a type suitable for a

trade mart and of quality and design consistent with the standards generally observed by Landlord. Windows facing on corridors shall at all times be wholly clear and uncovered, so that a full unobstructed view of the interior of the demised premises may be had from the corridors, unless otherwise approved in writing by Landlord, and there shall be no cartons or boxes visible.

5.1.4 No Representation. Tenant acknowledges that Landlord has made no agreement, representation or warranty as to the suitability or continued suitability of the Premises for Tenant's purposes or intended use.

5.2 Continuous Operation. Tenant will occupy and operate its business in the Premises, in compliance with the provisions of Section 5.1 of this Lease, during at least forty-four (44) business days of each period of sixty-six (66) business days during the Lease Term, with a full staff and full stock of merchandise of the type permitted by Section 5.1.1 of this Lease. During such times as the Premises are not open for business, the Premises shall remain stocked and shall be kept in a neat, clean, attractive and orderly condition. At no time shall mail or any other deliveries to the Premises be allowed to accumulate in any area of the Premises which is visible from outside the Premises. Tenant acknowledges that the provisions of this Section are a material inducement for Landlord to enter into this Lease. In the event Tenant at any time fails to be open for business in accordance with the provisions of this Section, Landlord shall have, in addition to all other remedies provided at law or in equity, or hereinafter provided in this Lease, the right to immediately cancel and terminate this Lease.

6. SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services and utilities twenty-four (24) hours per day on every day during the Lease Term, unless otherwise stated below.

6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") from Monday through Friday and, during Fashion Weeks and Market Weeks (as designated by Landlord), on Saturday and Sunday, during the period from 8 a.m. to 6 p.m., except for the date of observation of locally recognized holidays (collectively, the "Holidays"). The daily time periods identified hereinabove are sometimes referred to as the "Business Hours."

6.1.2 Landlord shall at all times provide electricity to the Premises (including adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and other equipment) for lighting and power suitable for the Permitted Use. Landlord shall also provide (i) city water for use in connection with any plumbing fixtures now or hereafter installed in the Premises and the Building in accordance with this Lease, (ii) janitorial services Monday through Friday except the date of observation of the Holidays, in and about the Premises, and (iii) nonexclusive automatic passenger elevator service at all times. The extent to which Tenant's electrical usage exceeds four (4) watts per rentable square foot of the Premises shall be known as "Excess Consumption." Landlord shall charge Tenant for its Excess Consumption and Tenant shall pay Landlord, as Additional Rent and within thirty (30) days of billing, the cost of its Excess Consumption and the cost to Landlord of purchasing, installing and maintaining a meter to measure the amount of electricity provided to the Premises.

6.2 After-Hours Use. Upon reasonable prior notice by Tenant from time to time, and provided that the HVAC equipment then existing in the Building allows Landlord to provide HVAC service to the Premises only, Landlord shall provide heat, ventilation and cooling adequate for the comfortable use and occupancy of the Premises outside Business Hours (the "After-Hours HVAC"). Tenant shall pay Landlord within thirty (30) days of demand for any such After-Hours HVAC at the hourly cost from time to time established by Landlord for such After-Hours HVAC.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits or any other consequential damages, however occurring, through or in connection with or incidental to a failure to furnish any services or utilities.

7. MAINTENANCE AND REPAIR

Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, clean, neat and attractive and in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and

other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

8. ADDITIONS AND ALTERATIONS

8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof. Tenant's request for such consent shall be accompanied by a complete set of plans and specifications for the Alterations, a statement of the proposed starting and completion dates, a certification from Tenant's architect that the plans and specifications comply with all applicable laws, statutes, ordinances, building codes and regulations, and such other documents and information as may be requested by Landlord. Any and all Alterations shall strictly comply with the plans and specifications approved by Landlord. The construction of all improvements to the Premises shall be governed by the provisions of this Lease, including the provisions of the Tenant Work Letter, if any, attached hereto as Exhibit "A;" provided, however, that in the event of any conflict or inconsistency between the provisions of this Article 8 and the provisions of said Tenant Work Letter with respect to the construction of the initial improvements to the Premises, the provisions of said Tenant Work Letter shall control.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen selected or approved by Landlord, which approval shall be at Landlord's sole and absolute discretion. All work with respect to any Alterations must be done in a good and workmanlike manner in compliance with all applicable laws and with Landlord's construction rules and regulations, and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall deliver to Landlord at least ten (10) days before starting any Alterations or repairs a written notice of the date on which such work shall commence and a copy of any and all building permits that may be required in connection with such Alterations or repairs. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct or in any way interfere with the business of Landlord or any other tenants in the Building, or interfere with the labor force working in the Building. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations. Tenant shall deliver to Landlord within ten (10) days after the completion of any Alterations or repairs which require a building permit, copies of all certificates of occupancy or final inspection sign-offs evidencing the approval of such completed Alterations or repairs by any and all governmental agencies issuing permits therefor.

8.3 Payment for Improvements. In the event Tenant orders any Alterations or repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Whether Tenant orders any Alterations or repair work directly from Landlord, from contractors selected by Landlord or from any other source, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established from time to time by Landlord on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. In addition, Landlord shall have the right to require all Alterations and repairs to be performed under the supervision of an architect or licensed structural engineer selected by Landlord, the cost of which supervision shall be deemed Additional Rent and shall be payable by Tenant upon billing therefor.

8.4 Landlord's Property. All Alterations, improvements, fixtures and/or permanently affixed equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon or subsequent to any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises.

9. COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

10. INSURANCE

10.1 Indemnification and Waiver. To the extent not prohibited by law, Landlord, its partners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for any injury or damage either to person or property or resulting from the loss of use thereof, or for any economic or consequential damages or for any liability of any kind which is sustained by Tenant or by other persons claiming through Tenant from any cause whatsoever. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including, without limitation, investigation costs, court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for any insurance policies maintained at any time by Landlord, Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any similar body.

10.3 Tenant's Insurance. Tenant shall maintain Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than Five Million Dollars ($5,000,000.00) for each occurrence and Five Million Dollars ($5,000,000.00) annual aggregate, with 0% Insured's participation.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as additional insureds; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord concurrently with Tenant's execution hereof and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant agree to have their respective insurance companies waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, provided that such waiver can be obtained from the insurer without additional expense and without invalidating any of the coverage provided by such insurance. As long as such waivers of subrogation are in effect, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to the extent such loss or damage is covered by the proceeds paid under policies of insurance which are maintained by the waiving party.

11. DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Building, the Premises and such

common areas. Such restoration shall be to substantially the same condition of the Building, the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, in no event shall Landlord be required to repair or replace Tenant's trade fixtures, furnishings, inventory or other personal property. If Landlord elects to repair such damage, Tenant shall assign to Landlord (or to any party designated by Landlord) and shall direct its insurer to pay to Landlord (or such other party designated by Landlord) the proceeds payable under Tenant's insurance policies. Tenant shall reopen the entirety of the Premises for business promptly upon the completion of such repair. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof, provided that there shall not be an abatement of Rent if the Premises are unfit for occupancy because Tenant's trade fixtures, furnishings, inventory or other personal property have not been repaired, restored or replaced.

11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, following the occurrence of damage to the Building, whether or not the Premises are affected, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of such damage, but Landlord may so elect only if one or more of the following conditions is present: (i) repairs cannot reasonably be completed within sixty (60) days of the date of discovery of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after the date of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term. Upon any termination of this Lease pursuant to this Section 11.2, all proceeds from fire and extended coverage insurance carried by Tenant covering improvements to the Premises, but excluding proceeds for Tenant's furnishings, equipment, inventory and other personal property, shall be assigned, disbursed and paid to Landlord.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

12. NONWAIVER

No waiver of any provision of this Lease shall be implied by (i) any failure of either party to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in this Lease or exercise any election contained in this Lease, or (ii) any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

13. CONDEMNATION

If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require a change in the use or a reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures

belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

14. ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). To request Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested; or

14.2.4 The proposed Transferee, (i) occupies space in the Building at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Building at such time.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, exclusive of amounts related to a sale of Tenant's business, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice and all information requested by Landlord in connection therewith, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of

rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

14.5 Effect of Transfer. If Landlord consents to a Transfer or in the event of a sublease which does not require Landlord's consent, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

14.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

15. OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

16. HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to twice the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate in such form as may be required by Landlord or in such other form as may be required by any prospective mortgagee or purchaser of the Real Property, or any portion thereof, indicating therein any exceptions

thereto that may exist at that time and provide such information as may be reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee or purchaser. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and acknowledgment by Tenant that statements included in the estoppel certificate submitted to Tenant are true and correct, without exception.

18. SUBORDINATION

This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto, in which event this Lease shall automatically become superior thereto without any further action by Landlord and Tenant. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute, cause to be properly notarized and deliver to Landlord such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19. DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

19.1.2 Any failure by Tenant to respond to Landlord's request under Article 17 or 18 within the time permitted therein for such response; or

19.1.3 Any failure by Tenant to observe or to perform promptly and fully each and all of its obligations under Sections 2.2, 5.1.1, 5.2 or 29.27 of this Lease as and when any of such obligations are to be observed and performed; or

19.1.4 Abandonment, vacation or surrender of the Premises by Tenant, whether or not the Rent is paid (vacation of the Premises shall include the failure by Tenant to occupy the Premises for a period of thirty (30) consecutive days or more); or

19.1.5 The making or giving of any materially false or inaccurate representation, information, document, accounting or financial statement to Landlord by Tenant or any assignee, subtenant or successor-in-interest to Tenant or any guarantor of Tenant's obligations hereunder.; or

19.1.6 Any failure by Tenant to observe or perform promptly and fully any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for ten (10) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

19.1.7 Any failure by Tenant to observe or perform promptly and fully any provision, covenant, condition or obligation under any other lease or agreement between Landlord and Tenant, whether or not relating to or concerning the Premises.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (i) the worth at the time of award of

any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.3 Inducement Recapture Upon Default. Any agreement by Landlord to waive, compromise, reduce or abate rent or other charges which otherwise would be or are applicable to the Premises or owed by Tenant, or for the giving or paying by Landlord to or for the benefit of Tenant of any cash, bonus, reimbursement, allowance, inducement or any other consideration (including without limitation any sums spent by Landlord or reimbursed to Tenant for the purchase, construction or installation of improvements, fixtures, furnishings, equipment or inventory to or for the Premises or Tenant), all of which are collectively referred to herein as "Inducements" and individually referred to as an "Inducement," are hereby expressly conditioned upon Tenant's full and faithful performance of each and all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of any default of this Lease by Tenant, all such Inducements shall (i) cease and be of no further force or effect and Tenant shall no longer be entitled to the benefit thereof, and (ii) the full amount of all Inducements theretofore given or paid by Landlord or taken or used by Tenant shall be immediately due and payable by Tenant to Landlord, together with interest at the rate of ten percent (10%) per annum from the date of each such Inducement, and shall be recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of such default. The acceptance by Landlord of rent or the cure of the default which initiated the application of this Section shall not be deemed a waiver by Landlord of the provisions of this Section unless specifically so stated in writing by Landlord at the time of such acceptance. In the event this Lease is terminated by Landlord following a default by Tenant, Tenant agrees that the full amount of all Inducements, with interest as provided herein, shall be part of the amount necessary to compensate Landlord for all detriment proximately caused by Tenant's default and that such amount shall be recoverable by Landlord from Tenant. The dollar amount of the Inducements at any time given or paid by Landlord or taken or used by Tenant shall be conclusively determined by Landlord's books and records. "Inducements" shall include, without limitation, any period or periods of time during which Tenant has the right to have possession of the Premises without the payment of the full amount of Base Rent or the full amount of other charges which may otherwise be payable by Tenant (including, without limitation, any period or periods for which the Base Rent is shown as zero (0) in Section 8 of the Summary) and the dollar amount of any such Inducement shall be determined according to the period of such Inducement and by reference to the Base Rent (or other forgiven or partially forgiven charge) which is payable by Tenant following the expiration of the period of such Inducement.

19.4 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions or covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

20. FORCE MAJEURE

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

21. SECURITY DEPOSIT

Concurrent with Tenant's execution of this Lease, Tenant shall deliver to Landlord, by cashier's or certified check drawn on an institution acceptable to Landlord or by other method satisfactory to Landlord in Landlord's sole discretion, a security deposit (the "Security Deposit") in the amount set forth in Section 11 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit less Landlord's move-out charge, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

22. SUBSTITUTION OF OTHER PREMISES

Landlord shall have the right, on thirty (30) days' prior notice, to relocate Tenant to another space in the Building and all terms hereof shall apply to the new space as though such new space were originally described herein as the Premises. In such event, on the date specified in Landlord's notice, Landlord shall move Tenant's effects to the new space at Landlord's sole cost and expense and in such manner as to inconvenience Tenant as little as reasonably practicable. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises. Tenant shall have the right to refuse to permit Landlord to move Tenant to such new space, in which event Landlord shall have the right to cancel and terminate this Lease effective sixty (60) days from the date of Landlord's election to relocate Tenant.

23. SIGNS

23.1 In General. Tenant shall be entitled, at its sole cost and expense, to identification signage outside of Tenant's Premises on the floor on which Tenant's Premises are located. The location, quality, design, style, lighting and size of such signage shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, which shall be given or withheld in Landlord's sole discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Landlord reserves to itself the sole right to designate the person, firm or corporation which shall do the work of lettering and erecting of any and all signs to be affixed to the Premises or the Building. In the event that said work is done by Tenant in violation of this provision or through any person, firm or corporation, other than that designated by Landlord, Landlord is hereby given the right to enter and remove said signs without being liable to Tenant by reason thereof and to charge the cost of so doing to Tenant as Additional Rent.

23.2 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the Common Areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole discretion.

24. COMPLIANCE WITH LAW

Tenant shall not do or suffer to be done anything in or about the Premises or allow the Premises to be used in any way which will conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of

competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

25. LATE CHARGES; INTEREST

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after said amount is due, or if any check delivered to Landlord by Tenant shall be returned for insufficient funds, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the amount due. In addition to the late charge, in the event any check is returned for insufficient funds, Tenant shall pay to Landlord, as additional rent, the sum of $25.00. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall thereafter bear interest until paid at a rate equal to ten percent (10%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law. In the event that more than one (1) check of Tenant is returned for insufficient funds in any twelve (12) month period, Landlord shall have the right to require that any or all subsequent payments by Tenant to Landlord be in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, notwithstanding any prior practice of accepting payments in any different form.

26. LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, at such time as performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, following notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Tenant shall not install a burglar alarm or similar device without Landlord's prior written approval, which approval may be subject to such conditions as Landlord shall impose in the exercise of its sole discretion.

28. LANDLORD EXCULPATION

It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby

expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

29. MISCELLANEOUS PROVISIONS

29.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

29.4 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security.

29.5 Prohibition Against Recording. Except as provided in Section 29.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

29.6 Relationship of Parties.Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

29.7 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.8 Time of Essence. Time is of the essence of this Lease and each of its provisions.

29.9 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.10 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

29.11 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and all those claiming under Tenant any and all rights of redemption, occupancy and relief from forfeiture granted or available to Tenant by or under any present or future laws (including, without limitation California Code of Civil Procedure Section 1179), orders or judgments, whether now existing or arising in the event of any judgment declaring a forfeiture of or terminating this Lease for any cause, or in the event of Landlord terminating this Lease or obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by statute or otherwise.

29.12 Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified

or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 29.12 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

29.13 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.14 Authority. If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.15 Waiver of Right to Trial by Jury. Landlord and Tenant for themselves and for all those claiming under them to the fullest extent permitted by law hereby each waive any and all rights which either of them may have to request a jury or to require that a jury determine any fact, matter, controversy, dispute or litigation between them, or render any judgment or decision, in any way concerning this Lease and agree that any and all litigation between them arising from or in connection with this Lease shall be determined by a judge sitting without a jury.

29.16 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

29.17 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent.

29.18 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.19 Building Name and Signage. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord which may be given or withheld in Landlord's sole and absolute discretion.

29.20 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.21 Hazardous Material. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government. Tenant shall, at its own cost and expense, comply with all Federal, State or local laws from time to time in effect ("Hazardous Materials Laws") in any way concerning Hazardous Materials. Tenant shall not permit or allow any Hazardous Materials to be brought into or used, generated, stored or discharged at the Premises. In the event any Hazardous Materials existing in the Premises as of the date hereof are disturbed, released or discharged by Tenant's improvement, alteration or use of the Premises, Tenant shall immediately notify Landlord and shall pay to Landlord promptly upon demand therefor the costs incurred in the removal of such Hazardous Materials from the Premises and their transportation and disposal in accordance with applicable Hazardous Materials Laws. Landlord shall have the right to enter the Premises from time to time to conduct tests, inspections and surveys concerning Hazardous Materials and to monitor Tenant's compliance with its obligations hereunder. Tenant shall immediately notify Landlord in writing of any release or discharge of any Hazardous Materials in or about the Premises or of any claim, report, complaint, notice, warning or asserted violation relating in any way to the Premises or Tenant's use thereof and concerning Hazardous Materials or Hazardous Material Laws. Tenant indemnifies and holds Landlord harmless from all costs, claims, liability, penalties, attorneys' fees, costs and expenses arising out of Tenant's breach, threatened breach and claims by third parties of any breach of this Section. The provisions of this Section are without limitation on any obligations of Tenant or rights of Landlord provided elsewhere in this Lease.

29.22 Headings and Index. The section and paragraph headings contained in, and the index to, this Lease are for convenience and reference only and the words contained therein shall in no way be held or used to explain, modify, amplify or aid in the interpretation, construction or meaning of any of the provisions of this Lease.

29.23 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

29.24 Rules and Regulations; Move-out Charge. Tenant and its agents, employees, visitors and licensees shall faithfully comply with, and shall not use or permit any person to use the Premises or any part thereof contrary to, the Rules and Regulations set forth in Exhibit "B" as such Rules and Regulations may at any time or from time to time be changed, amended, modified or supplemented by Landlord, and with such additional rules and regulations as Landlord may determine to be reasonably necessary for the management, safety, care or cleanliness of the Premises or the Building or for the preservation of good order therein or operation thereof or for the convenience of the other occupants or tenants therein. Landlord shall have the right to impose a move-out charge which shall be paid by Tenant to Landlord at such time as Tenant quits and/or surrenders possession of the Premises. The amount of such move-out charge shall be based upon the size of the Premises and shall be set forth in a written notice to Tenant. Tenant authorizes Landlord to deduct the move-out charge from any balance of the Security Deposit remaining after Landlord has made all other appropriate deductions therefrom, provided that Tenant and any Guarantor shall remain liable for the unpaid balance of the move-out charge and shall pay same to Landlord on demand. The amount of the move-out charge per square foot of space in the Premises shall be subject to change by Landlord at any time and from time to time without notice. Landlord shall not be obligated to impose a move-out charge on every tenant and shall have the right to waive the move-out charge for any tenant or tenants in its sole and absolute discretion.

29.25 Landlord Renovations. It is specifically understood and agreed that Tenant shall accept the Premises in "AS IS" condition and that Landlord has no obligation and has made no promises to prepare the Premises for Tenant's use or to alter, remodel, improve, renovate, or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth in the Tenant Work Letter. However, Tenant acknowledges that Landlord is currently renovating or may during the Lease Term repair, replace, maintain, renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the common areas, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

29.26 Asbestos Disclosures. Landlord has advised Tenant that there is asbestos-containing material ("ACM") in the Building. Attached hereto as Exhibit "D" is a disclosure statement regarding ACM in the Building. Tenant acknowledges that such notice complies with the requirements of Sections 25915, et seq., and Section 25359.7 of the California Health and Safety Code, and that such notice shall also be deemed sufficient notification and disclosure to comply with any other ACM laws, rules, regulations or guidelines.

29.27 Market Week and Specialty Market Participation. Los Angeles Market Weeks and specialty markets are an integral part of the economic success and viability of the industry and fashion business as conducted by tenants at the Building. Participation by Tenant in specialty markets and Market Weeks is an important factor in Landlord's ability to attract tenants to and to maintain tenants in the Building and Tenant's agreement to participate is a material inducement to Landlord in entering into this Lease. Throughout all advertised hours of all Market Weeks and all specialty markets which promote any of the types of merchandise sold by Tenant ("Relevant Specialty Markets"), Tenant shall keep the Premises adequately staffed, lighted, and open for business with Tenant's merchandise on display and for sale. Tenant shall actively and fully participate in all Relevant Specialty Markets and in all similar activities that promote the type of merchandise sold by Tenant ("Relevant Activities"). In the event Tenant fails to comply with the foregoing provisions of this Section 29.27, Tenant shall be in material breach of this Lease and Landlord shall have, in addition to all other remedies at law or in equity, or provided in this Lease, the right to immediately terminate and cancel this Lease. In the event Landlord does not exercise its right to terminate this Lease, then for each day Tenant does not fully comply with the foregoing provisions of this Section, Tenant shall pay $25,000.00 to Landlord as liquidated damages, provided that the total amount of such liquidated damages shall not exceed $50,000.00 with respect to any one Market Week, Relevant Specialty Market or Relevant Activity. Tenant acknowledges that its failure to comply with the foregoing provisions of this Section 29.27 with respect to one or more Market Weeks, Relevant Specialty Markets or Relevant Activities will cause damage to Landlord which would be impractical and extremely difficult to ascertain. Said liquidated damages shall be paid to Landlord by Tenant together with the Base Rent next payable by Tenant following any failure by Tenant to comply with this Section 29.27. Tenant desires to limit the amount of damages for which Tenant might be liable should Tenant default in the performance of its obligations under this Section 29.27, and Landlord and Tenant agree that the

liquidated damages provided for in this Section are reasonable under the circumstances existing as of the date hereof, including the relationship of such sum to the range of harm to Landlord that could be reasonably anticipated to result from Tenant's failure to perform its obligations under this Section and the anticipation that proof of actual damages could be costly or inconvenient. In the event Landlord does not elect to terminate this Lease as a result of a failure by Tenant to comply with the provisions of this Section 29.27, then said liquidated damages shall be payable by Tenant to Landlord without any demand therefor with the monthly Base Rent next payable by Tenant, and shall be accepted by Landlord in satisfaction of all damages resulting from such breach by Tenant of the provisions of this Section 29.27. Any failure by Tenant to pay such liquidated damages as and when Base Rent is next payable pursuant to this Lease shall be deemed an Event of Default pursuant to Section 19.1.1 of this Lease. As used in this Section 29.27, "Market Weeks" shall mean and include any and all events which are sponsored, in whole or in part, by the Landlord or held, in whole or in part, in the Building and which are advertised, marketed or promoted as a "Market Week" or "Fashion Week" or similar event or promotion and which occur during a period of from three (3) to six (6) days. "Specialty market" shall mean and include any event which is held, in whole or in part in the Building, and which is advertised, marketed or promoted as a specialty market, trade show or similar event or promotion.

29.28. Attorney's Fees. If either Landlord or Tenant brings an action or proceeding to enforce the terms hereof or declare rights thereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, the party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. Tenant shall pay to Landlord, upon Landlord's demand therefor, attorney's fees, costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

29.29 NO WARRANTY. TENANT ACKNOWLEDGES THAT IN EXECUTING AND DELIVERING THIS LEASE IT HAS NOT RELIED ON ANY REPRESENTATION, WARRANTY, AGREEMENT OR UNDERSTANDING, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION WHATSOEVER AS TO THE AMOUNT OF ANY ITEM COMPRISING ADDITIONAL RENT OR THE AMOUNT OF THE ADDITIONAL RENT IN THE AGGREGATE OR THAT LANDLORD IS FURNISHING THE SAME SERVICES TO OTHER TENANTS, AT ALL, ON THE SAME LEVEL OR ON THE SAME BASIS, OR ANY WARRANTY OR ANY STATEMENT WHATSOEVER WHICH IS NOT SPECIFICALLY SET FORTH HEREIN OR IN ONE OR MORE OF THE EXHIBITS ATTACHED HERETO.

29.30 ENTIRE AGREEMENT. IT IS UNDERSTOOD AND ACKNOWLEDGED THAT THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO AFFECTING THIS LEASE AND THAT THIS LEASE, INCLUDING THE EXHIBITS THERETO, SUPERSEDES AND CANCELS ANY AND ALL PREVIOUS NEGOTIATIONS, ARRANGEMENTS, BROCHURES, AGREEMENTS AND UNDERSTANDINGS, IF ANY, BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND NONE THEREOF SHALL BE USED TO INTERPRET OR CONSTRUE THIS LEASE. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL SUPERSEDE, MODIFY OR RELEASE TENANT'S OBLIGATIONS (INCLUDING WITHOUT LIMITATION TENANT'S OBLIGATION TO PAY RENT) UNDER (I) ANY AGREEMENTS BETWEEN TENANT AND LANDLORD (OR LANDLORD'S PREDECESSOR) WHICH DO NOT CONCERN THE PREMISES, OR (II) ANY PRIOR WRITTEN LEASE OR LEASES FOR THE PREMISES OR ANY PART THEREOF. ANY RELEASE FROM OR MODIFICATION OF ANY SUCH OBLIGATIONS MUST BE SPECIFICALLY PROVIDED IN A SEPARATE WRITTEN AGREEMENT SIGNED BY LANDLORD.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

NOTICE: NEITHER THE SUBMISSION OF THIS INSTRUMENT FOR EXAMINATION OR SIGNATURE BY TENANT NOR THE ACCEPTANCE BY LANDLORD OF ANY AMOUNT TENDERED BY TENANT AS A SECURITY DEPOSIT OR AS AN ADVANCE PAYMENT OF RENT SHALL CONSTITUTE A RESERVATION OF OR AN OPTION FOR LEASE NOR RENDER THIS LEASE EFFECTIVE. THIS DOCUMENT SHALL NOT BECOME EFFECTIVE AS A LEASE OR OTHERWISE UNTIL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT.

"Landlord"

JAMISON CALIFORNIA MARKET CENTER, L.P.,
A Delaware Limited Partnership

By: [signature]

Title: Director of Leasing

Date: 9/21/07

"Tenant"

MYNK CORPORATION,
A California Corporation

By: [signature]

Name: CELSO ONG
(Please Print)

Title: FINANCIAL CONTROLLER

Date: 9-19-07

GUARANTY OF LEASE

1. The undersigned (individually, and collectively if more than one, referred to herein as "Guarantor"), whose address and Social Security/tax identification number are set forth below, as a material inducement to and in consideration of Landlord entering into this Lease with Tenant, hereby unconditionally, irrevocably and jointly and severally guarantees the full and punctual payment, performance and observance of each and all of the terms, covenants and obligations of Tenant and of each successor and assign of Tenant, of whatever kind or nature, under or in connection with the Lease or any agreement, instrument or document executed by Tenant in connection with the Lease (which agreements, instruments and documents, if any, are included in the term "Lease" as used in this Guaranty) as such Lease or other agreement, instrument or document may hereafter be amended or modified, whether or not Guarantor has notice or knowledge of or consents to such amendment or modification, including but not limited to the payment of rent and all other sums now or hereafter becoming due or payable under the Lease, without any deduction whatsoever, whether by reason of offset, defense, counterclaim or otherwise.

2. The liability of Guarantor under this Guaranty is primary and a separate action may be brought and prosecuted against any Guarantor whether or not an action is brought or prosecuted or a judgment obtained against any other Guarantor or Tenant. Guarantor further agrees that it may be joined in any action against and in connection with the obligations of Tenant under the Lease and that recovery may be had against Guarantor in any such action. If Tenant defaults under the Lease, Landlord may proceed immediately against Guarantor or Tenant, or both, or Landlord may enforce against Guarantor or Tenant, or both, any rights that it has under the Lease or against Guarantor pursuant to this Guaranty. Landlord may enforce this Guaranty against Guarantor without giving previous notice to Tenant or Guarantor, and without making any demand on either of them. This Guaranty shall not be affected by Landlord's failure or delay to enforce any of its rights hereunder or under the Lease. Guarantor hereby waives notice of or the giving of its consent to any amendments which may hereafter be made to the terms of the Lease, including without limitation any extension of the term of the Lease or any change in the size or location of the Premises, and this Guaranty shall guarantee the performance of the Lease as amended, or as the same may be assigned from time to time. Guarantor waives the right to require Landlord to (i) proceed against Tenant or any other Guarantor or any other person or entity liable to Landlord or to proceed under any other remedy Landlord has before proceeding against Guarantor; (i) proceed against or exhaust any security that Landlord holds from Tenant; or (iii) pursue any other remedy in Landlord's power. Guarantor waives all right to assert or plead any statute of limitations as to or relating to this Guaranty or the Lease. Guarantor waives any defense based upon or existing by reason of

any disability of Tenant, and any other defense based upon or arising out of the termination, invalidity or unenforceability of the Lease or Tenant's liability or Landlord's receipt or release of any security. Until all of Tenant's obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Guarantor waives its right to enforce any remedies that Landlord now has, or later may have, against Tenant. Guarantor waives any right to participate in any security now or hereafter held by Landlord. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Tenant to Landlord. Without limiting the generality of the preceding waivers, Guarantor hereby expressly waives any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2849 and 2850. If Landlord disposes of its interest in the Lease, "Landlord," as used in this Guaranty, shall mean Landlord's successors in interest and assigns, including without limitation, any person or entity who succeeds to Landlord's interest by purchase at sale by judicial foreclosure or under private power of sale, or by deed in lieu of foreclosure and any successors and assigns of any such person or entity. The term "Tenant" whenever used in this Guaranty refers to and means the Tenant in the foregoing Lease specifically named and also any assignee or sublessee and any successor to the interest of said Tenant, assignee or sublessee. No assignment or sublease under said Lease shall relieve Guarantor of any obligations under this Guaranty whether or not Guarantor has notice of or consents to any such assignment or sublease. This Guaranty shall be continuing and shall remain in full force and effect so long as any obligations which are subject to this Guaranty continue to exist even if the term of the Lease is extended or renewed without Guarantor's knowledge or consent. If Landlord is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including, without limitation, Landlord's reasonable attorneys' fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed, or in enforcing this Guaranty against the undersigned, individually or jointly. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of the Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant. This Guaranty shall be governed by the laws of, and may be enforced in the courts of, the State of California.

DATED: ____________________.

"GUARANTOR"	ADDRESS	SOCIAL SECURITY/TAX IDENTIFICATION NO.
[signature] Signature	5608 S. SETO ST., STE 102	20-4563095
CELSO ONG Print Name	HUNTINGTON PARK	
FINANCIAL CONTROLLER Title	CA. 90255	

__________ Signature		__________
__________ Print Name		
__________ Title		

EXHIBIT "A"

TENANT WORK LETTER

This Tenant Work Letter sets forth additional terms and conditions governing the construction of the initial improvements to be made to the Premises under the terms of the Lease to which this Tenant Work Letter is an exhibit. Nothing in this Work Letter shall in any way limit any of the obligations of Tenant or the rights or remedies of Landlord under the Lease, including without limitation the provisions of Article 8 and Section 10.1 of the Lease, unless otherwise expressly provided herein. Words and phrases used herein which are defined in the Lease shall have the meanings set forth therein unless otherwise provided herein. "Alterations" as defined in the Lease shall include the work and improvements to be performed by Tenant pursuant to the terms of this Work Letter, which work and improvements are referred to herein as "Tenant's Work." Tenant's Work shall be consistent with Landlord's policies and structural requirements, applicable building codes, and with sound architectural and construction practices and shall not in any way interfere with the Building's mechanical, heating, cooling or electrical systems or structural components, or other Building operations or functions, and shall not cause any increase in maintenance, insurance, taxes, fees or utility charges for Landlord or any other tenants in the Building. Any additional cost of design, construction, operation, insurance, maintenance, taxes, fees or utilities which results from any improvements made to the Premises shall be charged to Tenant and paid for by Tenant.

1. **Acceptance of Premises**.

Tenant has accepted delivery of the Premises in an "AS IS" condition. Landlord has no obligation and has made no promises that it will prepare the Premises for Tenant's use or in any way alter, remodel, improve, renovate or decorate the Premises, Building or any part thereof. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Any and all improvements to be made to the Premises shall be made by Tenant at Tenant's sole cost and expense and in accordance with the Lease and the provisions of this Tenant Work Letter.

2. **Tenant's Work**.

All costs incurred for or in connection with improvements, services or materials required or used by, or provided to or for, Tenant in or for the Premises shall be for the account of Tenant and at Tenant's sole cost and expense. Without limitation of the foregoing, Tenant shall pay building lifting charges, security charges incurred in connection with after-hours work, utility charges, clean-up and trash removal charges, and any and all other costs and charges incurred in connection with Tenant's Work.

3. **Space Planner**.

Tenant shall use the services of a space planner or a licensed architect retained by Tenant and approved by Landlord to prepare a space layout and working drawings and specifications for all construction work in the Premises. Tenant shall devote such time in consultation with Tenant's space planner or architect as shall be necessary to enable the planner or architect to develop an initial space plan and to thereafter promptly prepare complete working drawings and specifications (hereinafter referred to as the "Plans") for construction of improvements in the Premises, which Plans shall show all elevations, ceiling plans, partitions, doors, electrical and telephone outlets, light fixture locations, materials and finishes, floor coverings and special requirements (if any) and shall be submitted to Landlord for Landlord's review in accordance with paragraph 4 below.

4. **Time Limits**.

Tenant shall submit to Landlord the documents and information specified below within the time periods provided below and shall make all required submissions to, and obtain all approvals required from, Landlord prior to commencing any of Tenant's Work in the Premises.

	Action	*Time Limit After Completion of Preceding Item*
(a)	Tenant submits initial space plan to Landlord.	Five (5) business days after Lease execution
(b)	Landlord approves or disapproves with comments Tenant's space plan.	Ten (10) business days
(c)	Tenant submits working drawings to Landlord.	Fifteen (15) business days
(d)	Landlord approves or disapproves with comments Tenant's working drawings.	Ten (10) business days
(e)	Tenant delivers to Landlord a written estimated cost for Tenant's Work accompanied by a final complete	Ten (10) business days

set of plans and specifications, a statement of the proposed starting and completion dates, a certification from Tenant's architect that the plans and specifications comply with all applicable laws, statutes, ordinances, building codes and regulations, and such other documents and other information as may be requested by Landlord.

	Action	*Time Limit After Completion of Preceding Item*
(f)	Landlord approves or disapproves with comments the estimated cost, final plans, architect certification or other documents.	Five (5) business days
(g)	At least two (2) business days before entering the Premises for the commencement of Tenant's Work: (i) Tenant shall deliver to Landlord a written notice of the date upon which said work will commence and a copy of any and all building permits that may be required in connection with such work; and (ii) Tenant shall obtain from Landlord a "work pass" authorizing Tenant to enter the Premises and reflecting the dates during which Tenant will perform Tenant's Work.	

In the event Landlord fails to approve or disapprove any item submitted by Tenant within the time provided above for such approval or disapproval, Tenant shall give written notice thereof to Landlord. In the event Landlord does not disapprove such item within five (5) business days following said notice from Tenant, said item shall be deemed approved. In the event Landlord disapproves Tenant's initial space plan, working drawings or other item submitted by Tenant pursuant to this Paragraph 4, Tenant shall revise same pursuant to Landlord's comments and resubmit same to Landlord within five (5) business days following Landlord's disapproval. Landlord shall then have the times specified above for approval or disapproval of such item to review and approve or disapprove the changes which Tenant has made. In the event Landlord disapproves said changes, the process described in the preceding two sentences shall be repeated. It is expressly acknowledged by Tenant that inaccurate or incomplete information furnished by Tenant may cause delays. At Landlord's request Tenant shall appoint one person as Tenant's representative who shall be solely responsible for communicating with Landlord on behalf of Tenant with respect to all matters concerning this Work Letter.

5. **Construction by Tenant's Contractor.**

Tenant shall only utilize such contractors, subcontractors, materialmen and mechanics as are selected or approved by Landlord. The contractor approved by Landlord is referred to herein as the "Approved Contractor." Landlord may permit entry of the Approved Contractor into the Premises for the purpose of performing Tenant's Work, prior to commencement of the term of the Lease, but only at such time or times as Landlord shall deem feasible. Any such license to enter before commencement of the term is expressly conditioned upon the Approved Contractor working in harmony with the workmen, mechanics and contractors of Landlord and of any other tenant in the Building, and complying with Landlord's rules, directives and requirements, Landlord shall have the right to withdraw such license to enter at any time immediately upon oral notice to Tenant, Tenant's Approved Contractor, any of Tenant's agents or anyone entering the Premises pursuant to said license, which oral notice shall be promptly followed by written notice to Tenant. In addition to the insurance required by Section 8.2 of the Lease, Tenant's Approved Contractor shall at all times during the prosecution of Tenant's Work maintain worker's compensation, public liability and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord. Before proceeding with the work, certificates of such insurance shall be furnished to the Landlord. Any entry into the Premises by Tenant or its contractor prior to the commencement of the term of the Lease and all materials, work, installations and decorations of any nature whatsoever brought on or installed in the Premises before the commencement of the term of the Lease shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss of destruction thereof. The Premises and Tenant's work shall be available for inspection by Landlord and its agents at all times, without notice to Tenant. Tenant acknowledges that Landlord has no duty to inspect Tenant's Work and that inspection of Tenant's Work by Landlord does not relieve Tenant of any obligation it may have under the Lease or this Work Letter, including without limitation, the obligation to cause all of Tenant's Work to comply with the Plans approved by Landlord and with all applicable laws. Landlord shall have no liability or responsibility for the proper performance or completion of Tenant's Work, whether or not such work is inspected by Landlord. In the event Landlord determines that any of Tenant's Work is not in strict compliance with the Plans approved by Landlord or with any of the requirements of the Lease or this Work Letter, Landlord shall, in addition to any and all other rights and remedies available to Landlord, have the right to require Tenant to stop any further prosecution of Tenant's Work until the non-complying portion of

Tenant's Work is removed or otherwise brought into compliance with the Plans, Lease and/or this Work Letter, as the case may be.

6. **Tenant Coordinator**.

Landlord shall have the right at any time to appoint a "Tenant Coordinator" who shall coordinate Tenant's Work with other activities in the Building and shall communicate with Tenant on behalf of Landlord with respect to all matters governed by this Work Letter. Tenant shall pay to Landlord a fee to compensate Landlord for the cost of said Tenant Coordinator, which fee shall be equal to a percentage of the cost of Tenant's Work, which percentage shall be established from time to time by Landlord on a uniform basis for the Building. Said fee shall be in addition to any and all other fees payable by Tenant to Landlord under the Lease or this Work Letter. In the event Landlord appoints said Tenant Coordinator, Tenant shall communicate with said Tenant Coordinator with regard to all matters involving Tenant's Work.

7. **Changes**.

If Tenant requests any change, addition or deletion (collectively, a "change") to Tenant's Work or to the Premises after Landlord's approval of the Plans, a request for the change shall be submitted to Landlord or to the Tenant Coordinator accompanied by revised plans or a detailed description of the proposed change prepared by Tenant's architect or space planner. Landlord shall thereafter notify Tenant in writing of the Landlord's approval or disapproval of any such proposed change and of the estimated cost to Landlord which will be chargeable to Tenant by reason of such change. Such estimated cost shall include Landlord's cost of reviewing and evaluating Tenant's request and inspecting the Premises. In the absence of prior written approval by Landlord and payment in full by Tenant of Landlord's total estimated cost, Tenant shall not be authorized to perform such change. In the event any portion of Tenant's Work, as constructed, does not conform with the Plans, Lessor shall have the right, in addition to any and all rights and remedies available to Lessor hereunder or under the Lease to correct such non-conforming portion of Tenant's Work at Tenant's expenses and without any liability to Tenant for abatement of rent, damages or otherwise.

8. **Responsibility for Delays**.

Tenant hereby expressly agrees that no delay in the completion of Tenant's Work, whether by reason of (i) failure to meet the time schedule set forth in paragraph 4 above, (ii) delays in performance or completion by a party employed by Tenant or Landlord, (iii) building code problems, (iv) any change in or correction with Tenant's Work necessitated by Landlord or Tenant, or whether resulting from any other reason or cause shall delay the commencement of the Lease Term or the payment of Rent or other sums payable by Tenant under the Lease. Furthermore, if Tenant fails to submit working drawings to Landlord for any reason within sixty (60) days after execution of the Lease or fails to complete Tenant's Work and occupy the Premises within one hundred eighty (180) days after the execution of the Lease, in addition to any and all other rights and remedies Landlord may have, Landlord may (but need not) cancel the Lease for default upon written notice to Tenant and in such event Landlord shall also be entitled to recover any additional damages it may suffer as a result of such cancellation.

9. **Incorporation by Reference**.

This Exhibit is and shall be incorporated by reference in the Lease and all of the terms and provisions of the Lease are incorporated herein by this reference.

10. **General Provisions**.

(a) Time is of the essence with each and every provision hereof.

(b) In the event of any default by Tenant hereunder or under the Lease, then in addition to all other rights and remedies Landlord may have, Landlord shall have the right but not the obligation to cause Tenant's contractor and all others performing Tenant's Work to cease all construction and other work of improvement in the Premises.

(c) In the event of any action or proceeding initiated by a party hereto for the enforcement or interpretation of the provisions contained herein, the prevailing party shall be entitled to recover its costs incurred in connection therewith, including its reasonable attorneys' fees.

EXHIBIT "B"

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building, and to establish hours of business for the Building, during such hours as Landlord may reasonably determine. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except in such manner, in such specific elevator or elevations as Landlord may from time to time designate as freight elevators, and between such hours as shall be designated by Landlord.

5. Landlord shall have the right to control and operate the Common Areas and all other public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as Landlord may determine. Landlord reserves the right to prescribe qualifications and time for admission to the Building and the Premises and to restrict access to the Building or any portion thereof to accredited dealers, representatives and members of the trade and to make admission into the Building conditioned upon presentation and exhibition of such credentials as Landlord may deem necessary or appropriate.

6. The requirements of Tenant will be attended to only upon application at the office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. Tenant shall not unreasonably disturb any occupant of the Building and shall cooperate with Landlord or Landlord's agents to prevent same. Tenant shall not distribute any advertising or other written material or handbills in or about the building other than by direct mail and Tenant shall not reproduce or use the CaliforniaMart logo for any purpose without Landlord's advance written permission which permission may be granted, withheld or conditioned at Landlord's sole and absolute discretion.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, agents, guests or invitees, shall have caused it.

9. Tenant shall not, except in connection with normal office decoration, mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's written consent first had and obtained. Tenant shall not bring or keep in the Premises any machinery which might overload or cause any damage to the floor of the Premises or which might jar or cause to tremor the floor or walls of the Premises.

10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord or as otherwise permitted pursuant to the Lease, without the prior written consent of Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner that constitutes a nuisance or which disturbs the quiet enjoyment of other occupants of the Building or which is offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or which interferes in any way with other occupants of the Building or those having business therein.

14. Tenant shall not bring into or keep within the Building or the Premises any animals (except seeing eye dogs), birds, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord or any other tenant. If the use of a microwave oven or any other activity in the Premises at any time results in the occurrence of any odor noticeable outside the Premises, Tenant shall immediately notify the security office of the Building. Landlord shall have the right to suspend at any time Tenant's right to use a microwave oven or any other device in the Premises which has or could result in the creation of odors or smoke.

16. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

17. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

18. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. This includes the closing of exterior blinds, disallowing the sun rays to shine directly into areas adjacent to exterior windows.

19. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21. Tenant assumes any and all responsibility for protecting the Premises at all times from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed when the Premises are not occupied and taking all other necessary security measures when the Premises are occupied.

22. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.

23. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property except as approved by Landlord.

25. Tenant must comply with reasonable requests by the Landlord concerning informing Tenant's employees of items of importance to the Landlord.

26. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority and with any non-smoking rules which Landlord may impose.

27. Tenant shall not obstruct or permit the obstruction of the light, halls, areas, roof, stairway or entrance to the building, and will not affix, erect, inscribe, or permit any signs, projections, awnings, signals or advertisements of any kind about, in, or to any part of the Premises including the inside or outside of the windows or doors thereof and will not paint the outside of the doors thereof or the inside or outside of the windows thereof unless and until the style, size, color, construction and location and type thereof have been approved in writing by Landlord.

28. Tenant shall not permit any goods or services to be sold from the Premises except in strict accordance with the provisions of the Lease. In no event shall Tenant permit any auction or liquidation or similar sale or event to be held or conducted in the Premises.

29. Tenant and Tenant's employees, guests, and invitees may not bring firearms or explosives into the Building.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be reasonably necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT "C"

LANDLORD SAMPLE SALES POLICY

(a) Sample sales may be held as specifically permitted in accordance with Landlord's rules and regulations pertaining to sample sales and as may be changed from time to time. Sample sales are specifically prohibited during any Market Exhibition or Fashion Week in the building. Samples may be sold only to Building tenants and employees. The sale of samples to the general public is not permitted, except as otherwise allowed by Landlord.

(b) There shall be no advertising whatsoever of the sample sale to the general public nor shall there be any distribution of flyers or posting of any notices relating to the sale either in and around the premises or anywhere in the building. The only advertising permitted is a Building Sample Sale sign which will be provided upon request for display within the premises. There shall be no posting of prices.

(c) Other than sample sales as may be permitted and as defined herein, no retail sales are allowed unless expressly provided for in this lease. This sample sale policy is not intended to be nor shall it constitute a waiver by Lessor of its right to change, modify or eliminate these rules or the sale of samples, and in no way shall Lessor be restricted or limited in its right to completely prohibit sample sales in the future or otherwise enforce or modify the terms upon which Lessee may sell its samples. Any single breach of the provisions hereof shall be deemed a material and incurable breach of this lease and may result in termination of this lease, termination of the right to conduct future sample sales, or as the law otherwise provides.

EXHIBIT "D"

CALIFORNIA ASBESTOS NOTICE

In 1988, California enacted Legislation (specifically, Chapter 10.4 of the Health and Safety Code, Section 25915 et seq.) requiring landlords and tenants of commercial buildings constructed prior to 1979 to notify certain people, including each other and their respective employees working within such building, of any knowledge they may have regarding any asbestos-containing construction materials ("ACM") in the building. This notification is being given to provide the information required under this Legislation in order to help Tenant and others avoid any unintentional contact with the ACM, to assure that appropriate precautionary measures are taken before disturbing any ACM, and to assist Tenant in making appropriate disclosures to Tenant's employees, contractors and others, if any.

Landlord has engaged qualified asbestos consultants to survey the Building for asbestos and to assist in implementing an asbestos management plan that includes, among other things, special construction, operation and maintenance practices, periodic reinspection and surveillance, air monitoring, information and training programs for building engineering and maintenance staff, cleaning procedures, fiber release procedures, work procedures and other measures to minimize potential fiber releases, as well as record keeping procedures. A description of the current Operations and Management Plan prepared for the Building (the "O&M Plan") is set forth on Schedule "A" attached hereto. Landlord's asbestos consultant has certified to Landlord that the O&M Plan fully complies with the disclosure requirements of Health and Safety Code Section 25915.1.

During the original construction of the areas commonly known as the "A" and "B" buildings of the Building, mineral asbestos was used as a fire-retardant material. ACM was used to coat the structural steel, insulate the pipes, and for other purposes. ACM is also contained in ceiling tiles throughout the Building. Specific locations in the Building where ACM is known to be present in any quantities, are set forth on Schedule "A" attached hereto.

Landlord has no reason to believe, based upon the O&M Plan, that the ACM in the Building is currently in a condition to release asbestos fibers which would pose a significant health hazard to the Building's occupants; this should remain so if such ACM is properly handled and remains undisturbed. However, Tenant should take into consideration that Landlord's knowledge as to the absence of health risks is based solely upon general information and the information contained in the O&M Plan, and that Landlord has no special knowledge concerning potential health risks resulting from exposure to asbestos in the Building. Landlord is therefore required by the above-mentioned legislation to encourage Tenant to contact local or state public agencies if Tenant desires to obtain a better understanding of the potential impacts resulting from exposure to asbestos.

Because any tenant alterations or other work at the Building could disturb ACM and possibly release asbestos fibers into the air, Landlord must require that Tenant obtain Landlord's written approval prior to beginning such projects. This includes major alterations, but might also include such activities as drilling or boring holes, installing electrical, telecommunications or computer lines, sanding floors, removing ceiling tiles, moving any ACM or other work which disturbs ACM. In many cases, such activities will not affect ACM, but Tenant must check with the Building Improvements Department in advance of such activities. Should Tenant have any questions regarding which areas contain ACM, Tenant should contact the Building Improvements Department at the address set forth on Schedule "A." The Building Improvements Department will make available such instruction as may be required. Any such work should not be attempted by an individual or contractor who is not qualified to handle ACM and properly trained. Tenant and its employees, agents, contractors, and others, should avoid touching or disturbing the ACM in any way. If Tenant observes any activity which has the potential to disturb the ACM, Tenant shall report the same to the Building Improvements Department immediately.

Further information concerning asbestos handling procedures in general can be found in the Building's O&M Plan and asbestos surveys, located in the Building Improvements Department, Suite A727. The O&M Plan and asbestos surveys are available for review during normal business hours between 9:00 a.m. and 3:00 p.m., Monday through Friday, except legal holidays. Included in the O&M Plan and/or surveys are the conclusions from and the list of contents of the documents, the results of bulk sampling and air monitoring, and information on laboratory and sampling procedures and monitoring data and potential health risks and impacts from exposure to ACM in the Building. At this time, Landlord is unaware of specific handling restrictions or procedures which might be necessary in any particular situation to avoid exposure to the asbestos in the Building. Landlord is therefore required by the above-mentioned legislation to encourage Tenant to contact local, state or federal public health agencies if Tenant desires to obtain further information regarding handling procedures and restrictions.

In connection with the foregoing, Landlord has adopted the following policies (which shall be considered rules under tenant leases): (1) the Landlord, and representatives of the Landlord, including, without limitation, the Landlord's ACM consultant, are entitled to enter into the premises of any tenant to inspect for ACM, perform air tests and abatement; (2) any tenant, contractor, or other party must obtain Landlord's prior written approval before performing any alterations on any tenant space, or performing any other work at the Building that might disturb ACM or involve exposure to asbestos fibers as described above.

SCHEDULE "A"

CALIFORNIA ASBESTOS NOTICE

BUILDING:	Jamison California Market Center
GENERAL MANAGER:	General Manager
ADDRESS OF BUILDING IMPROVEMENTS DEPARTMENT:	110 East Ninth Street Suite A727 Los Angeles, California 90079-2827 Telephone: (213) 630-3623

I. EXISTING OPERATIONS AND MANAGEMENT PLAN ("O&M PLAN") AND ASBESTOS SURVEYS WHICH DESCRIBE THE EXISTENCE, LOCATION AND CONDITION OF ACM

The O&M Plan which has been prepared for the Building is generally described as follows:

	DATE	DESCRIPTION
A. O&M PLAN		
1.	January, 1993	Operations and Maintenance Manual. Asbestos Containing Material prepared by American Environmental Specialists, Co.
B. SURVEYS		
1.	August 20, 1987	Asbestos Bulk Survey of the California Mart Buildings prepared by Health Science Associates ("Asbestos Bulk Survey").
2.	June 11, 1991	Semi-annual Air Monitoring--The California Mart prepared by Certified Engineering and Testing Company, Inc.

II. CONTENTS OF O&M PLAN

The Table of Contents of the O&M Plan contains the following sections:

Section I General Information

A. INTRODUCTION
B. ASBESTOS REGULATORY SUMMARY
C. RESPONSIBLE PERSONS

Section II Safety and Health Program

A. EMPLOYEE TRAINING PROGRAM
B. MEDICAL MONITORING
C. WORKER PROTECTION
D. RESPIRATORY PROTECTION PROGRAM
E. RESPIRATOR FIT TEST

Section III Documentation

A. INSPECTION/REASSESSMENT OF ACM
B. PROJECT LOG BOOK

Section IV Work Procedures

A. ASBESTOS CONTAINING MATERIALS
B. EQUIPMENT SELECTION
C. HEPA VACUUM SPECIAL PRECAUTION
D. HEPA VACUUM FILTER/BAG CHANGE
E. HVAC ROUTINE FILTER CHANGE
F. DISPOSAL/STORAGE REQUIREMENTS
G. EMERGENCY CLEAN-UP
H. EARTHQUAKE EMERGENCY INSPECTION/CLEANUP
I. SUSPENDED CEILING ACCESS

J. FLOOR TILE REMOVAL WITH MASTIC
K. FLOOR TILE REPAIR
L. FIREPROOFING MATERIAL REMOVAL
M. PIPE INSULATION
N. PAINTING
O. DRYWALL MUD
P. REMOVAL & REPLACEMENT OF HVAC FILTERS-ELEVATOR VESTIBULES
Q. REMOVAL & REPLACEMENT OF HVAC FILTERS-RESTROOMS
R. PROCEDURES FOR SPRINKLER RETROFIT
S. SEALING ELECTRICAL ROOM FROM PLENUM
T. WASTE LOAN-OUT PROCEDURES
U. PROTECTION OF PERSONAL SAMPLING PUMPS

Section V Attachments

A. AIR MONITORING
B. ASBESTOS SURVEY

III. SPECIFIC LOCATIONS WHERE ACM IS KNOWN TO BE PRESENT IN ANY QUANTITY

Specific locations where ACM is known to be present in any quantity are contained in the O&M Plan and in the surveys described above. A summary of these locations is contained in Tables I through V of the Asbestos Bulk Survey.

THE O&M PLAN AND THE RESULTS OF MONITORING DESCRIBED ABOVE, INCLUDING MONITORING DATA AND SAMPLING PROCEDURES AND THE ASBESTOS SURVEYS, ARE AVAILABLE FOR REVIEW DURING NORMAL BUSINESS HOURS IN THE BUILDING IMPROVEMENTS DEPARTMENT, AT THE ABOVE ADDRESS, MONDAY THROUGH FRIDAY, 9:00 A.M. AND 3:00 P.M., EXCEPT LEGAL HOLIDAYS. NO REPRESENTATIONS OR WARRANTIES WHATSOEVER ARE MADE REGARDING THE O&M PLAN, THE REPORTS CONCERNING SUCH O&M PLAN OR THE SURVEYS (INCLUDING, WITHOUT LIMITATION, THE CONTENTS OR ACCURACY THEREOF), OR THE PRESENCE OR ABSENCE OF TOXIC OR HAZARDOUS MATERIALS IN, AT, OR UNDER ANY PREMISES OR THE BUILDING.

ADDENDUM
DATED SEPTEMBER 18, 2007
TO LEASE DATED SEPTEMBER 18, 2007
BETWEEN
JAMISON CALIFORNIA MARKET CENTER, L.P.,
A DELAWARE LIMITED PARTNERSHIP ("LANDLORD")
AND
MYNK CORPORATION, A CALIFORNIA CORPORATION ("TENANT")

This Addendum is entered into between JAMISON CALIFORNIA MARKET CENTER, L.P., A DELAWARE LIMITED PARTNERSHIP ("LANDLORD") and MYNK CORPORATION, A CALIFORNIA CORPORATION ("TENANT"), parties to a lease dated SEPTEMBER 18, 2007, REGARDING SHOWROOM SPACE(S) A0823 accurately described therein. This Addendum shall be included therein by this reference and wherein the terms hereof vary, modify, alter or add to the terms of said lease, the terms hereof shall prevail. The Landlord and Tenant have agreed as follows:

1. TENANT IMPROVEMENTS. Landlord shall provide, at Landlord's sole cost and expense:

(a) Grind logo from cement floors.
(b) Patch and paint walls.
(c) Demo back closet and marble window sill

Any additional Tenant Improvement work shall be at the sole cost and expense of Tenant.

2. GENERAL PROVISIONS. Except as expressly modified hereby, all of the terms, conditions and provisions of the Lease shall remain in full force and effect and are hereby ratified and affirmed. This Addendum may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. The headings contained in this Addendum are for the convenience of the parties only and shall not be used to interpret or to add meaning to any term or provision hereof. There are no oral agreements between the parties hereto with respect to the subject matter hereof and no representation, warranty promise, statement or commitment made by any party hereto or any representative, agent or employee of any party hereto concerning the subject matter hereof shall have any force or effect if not specifically set forth herein.

Jamison California Market Center, L.P.,
A Delaware Limited Partnership

By: [signature]

Title: Director of Leasing

Dated: 9/21/07

Mynk Corporation
A California Corporation

By: [signature]

Title: Financial Controller

Dated: 9-19-07